FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Director, Investor Relations, Corporate Strategy & Development

(949) 481-0510

clewis@glaukos.com

Glaukos Corporation Announces Third Quarter 2019 Financial Results

San Clemente, CA – November 6, 2019  – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the third quarter ended September 30, 2019. Key highlights include:

•	Achieved 33% net sales growth to $58.5 million in the third quarter of 2019, compared to $43.9 million in the third quarter of 2018.
•	Reported gross margin of approximately 87% in the third quarter of 2019, compared to approximately 86% in the third quarter of 2018.
•	Raised 2019 net sales guidance to $229 million to $232 million.

“We are very pleased with the company’s strong third quarter financial performance, along with the significant progress in advancing our transformative pipeline and expanding our future growth opportunities,” said Thomas Burns, Glaukos president and chief executive officer. “Our progress demonstrates continued successful execution on our core growth strategies.  We remain focused on building upon our solid foundation to transform Glaukos into a global ophthalmic pharmaceutical and device leader capable of serving the vision care needs of physicians and their patients for years to come.”

Third Quarter 2019 Financial Results

Net sales rose 33% in the third quarter of 2019 to $58.5 million, compared to $43.9 million in the same period in 2018.  The growth primarily reflected unit volume increases worldwide.

Gross margin for the third quarter of 2019 was approximately 87%,  compared to approximately 86% in the same period in 2018.

Selling, general and administrative (SG&A) expenses for the third quarter of 2019 rose 41% to $44.4 million, compared to $31.6 million in the same period in 2018. Non-GAAP SG&A expenses for the third quarter of 2019 rose 17% to $36.2 million, compared to $31.0 million in the same period in 2018.

Research and development (R&D) expenses in the third quarter of 2019 rose 31% to $17.3 million, compared to $13.2 million in the same period in 2018. In addition, during the third quarter of 2019, we also incurred a $1.5 million in-process R&D charge associated with the licensing agreement with Intratus, Inc.

Loss from operations in the third quarter of 2019 was $12.4 million,  compared to a loss of $6.9 million in the third quarter of 2018. Non-GAAP loss from operations in the third quarter of 2019 was $2.7 million, compared to a loss of $6.3 million in the third quarter of 2018.

Net loss in the third quarter of 2019 was $13.5 million, or $0.37 per diluted share, compared to a  net loss of $6.6 million, or $0.19 per diluted share, in the third quarter of 2018. Non-GAAP net loss in the third quarter of 2019 was $3.8 million, or $0.10 per diluted share, compared to a net loss of $5.9 million, or $0.17 per diluted share, in the third quarter of 2018.

The company ended the third quarter of 2019 with $161.8 million in cash and cash equivalents, short-term investments and restricted cash.

2019 Revenue Guidance

The company raised its 2019 net sales guidance to $229 million to $232 million, compared to $226 million to $231 million previously. The company’s updated guidance does not include the impact of the pending acquisition of Avedro.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PST (4:30 p.m. EST) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 833-231-8262 (U.S.) or 647-689-4107 (international) and enter Conference ID 5560317. A replay of the webcast will be archived on the company’s website following completion of the call.

About Glaukos

Glaukos (www.glaukos.com)  is an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. The company pioneered Micro-Invasive Glaucoma Surgery, or MIGS, to revolutionize the traditional glaucoma treatment and management paradigm. Glaukos launched the iStent®, its first MIGS device, in the United States in July 2012 and launched its next-generation iStent inject® device in the United States in September 2018. Glaukos is leveraging its platform technology to build a comprehensive and proprietary portfolio of micro-scale surgical and pharmaceutical therapies in glaucoma, corneal health and retinal disease.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, uncertainties about our dependence on the success and market acceptance of the iStent and the iStent inject;  our ability to reach sustained profitability; our ability to leverage our sales and marketing infrastructure to increase market penetration and acceptance of our products both in the United States and internationally; our ability to bring our pipeline products to market; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations;

maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject or other products in development; our ability to properly train, and gain acceptance and trust from, ophthalmic surgeons in the use of our products; our ability to successfully develop and commercialize additional products; our ability to compete effectively in the highly competitive and rapidly changing medical device industry and against current and future competitors (including MIGS competitors) that are large public companies or divisions of publicly traded companies that have competitive advantages; the timing, effect, expense and uncertainty of navigating different regulatory approval processes as we develop additional products and penetrate foreign markets; the impact of any product liability claims against us and any related litigation; the effect of the extensive and increasing federal and state regulation in the healthcare industry on us and our suppliers; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect, and the expense and time-consuming nature of protecting, our intellectual property against third parties and competitors that could develop and commercialize similar or identical products; the impact of any claims against us of infringement or misappropriation of third party intellectual property rights and any related litigation; the market’s perception of our limited operating history as a public company;  the ability of the parties to complete the proposed acquisition of Avedro on the anticipated terms and timing or at all;  the ability of the parties to satisfy the conditions to the closing of the proposed acquisition; obtaining required regulatory and governmental approvals for the proposed acquisition; potential legal proceedings relating to the proposed acquisition and the outcome of any such legal proceedings; potential adverse reactions or changes to the business relationships of each party with their respective customers, suppliers and others resulting from the announcement or completion of the proposed acquisition; any adverse effects of the pending proposed acquisition on the market price of our common stock;  any unexpected impacts from unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, costs and losses with respect to the proposed acquisition, including on the future prospects, business and management strategies for the combined company’s operations after the consummation of the proposed acquisition; inherent risks, costs and uncertainties associated with integrating the businesses successfully and risks of not achieving all or any of the anticipated benefits from the proposed acquisition or that such benefits may not be fully realized or take longer to realize than expected;  potential disruptions from the proposed acquisition that may divert management attention from other important business objectives; and potential dilution of our stockholders’ ownership interest in our company in connection with the proposed acquisition. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter ending June, 30, 2019, and will also be included in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which we expect to file on or before November 8, 2019. Our filings with the Securities and Exchange Commission are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the term "Non-GAAP" to exclude intellectual property litigation income and expenses, amortization of intangible assets, fair value adjustments to contingent consideration liabilities arising from acquisitions, costs associated with acquisitions and integration, costs associated with enterprise system upgrades,  in-process R&D charges, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Net sales	$58,509	$43,908	$171,135	$127,202
Cost of sales	7,703	6,011	22,684	17,957
Gross profit	50,806	37,897	148,451	109,245
Operating expenses:
Selling,general and administrative	44,443	31,632	117,024	87,425
Research and development	17,278	13,202	48,277	36,719
In-process research and development	1,500	—	3,745	—
Total operating expenses	63,221	44,834	169,046	124,144
Loss from operations	(12,415)	(6,937)	(20,595)	(14,899)
Non-operating income (expense):
Interest income	780	583	2,368	1,568
Interest expense	(1,028)	—	(2,041)	—
Other expense, net	(656)	(230)	(508)	(1,346)
Total non-operating (expense) income	(904)	353	(181)	222
Loss before taxes	(13,319)	(6,584)	(20,776)	(14,677)
Provision for income taxes	187	37	381	53
Net loss	$(13,506)	$(6,621)	$(21,157)	$(14,730)

Basic and diluted net loss per share	$(0.37)	$(0.19)	$(0.58)	$(0.42)

Weighted average shares used to compute basic and diluted net loss per share	36,831	35,541	36,507	35,075

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$39,534	$29,821
Short-term investments	113,385	110,667
Accounts receivable, net	24,345	18,673
Inventory,net	12,801	13,282
Prepaid expenses and other current assets	19,223	4,124
Total current assets	209,288	176,567
Restricted cash	8,881	8,775
Property and equipment, net	20,038	19,153
Operating lease right-of-use asset	12,146	—
Finance lease right-of-use asset	53,343	—
Income tax receivable	213	213
Deposits and other assets	3,527	2,262
Total assets	$307,436	$206,970

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,501	$6,286
Accrued liabilities	29,602	23,964
Deferred rent	—	115
Total current liabilities	33,103	30,365
Operating lease liability	11,406	—
Finance lease liability	68,851	—
Other liabilities	3,960	2,745
Total liabilities	117,320	33,110

Stockholders' equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 36,945 and 36,135 shares issued and 36,917 and 36,107 shares outstanding as of September 30, 2019 and December 31, 2018, respectively	37	36
Additional paid-in capital	414,665	378,352
Accumulated other comprehensive income	1,837	738
Accumulated deficit	(226,291)	(205,134)
Less treasury stock (28 shares as of September 30, 2019 and December 31, 2018)	(132)	(132)
Total stockholders' equity	190,116	173,860
Total liabilities and stockholders' equity	$307,436	$206,970

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

(Unaudited)

	Q3 2019				Q3 2018

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Operating expenses:
Selling,general and administrative	44,443	(8,233)	(a)(b)(c)	36,210	31,632	(674)	(f)	30,958
In-process research and development	1,500	(1,500)	(d)	—	—	—		—

Total operating expenses	63,221	(9,733)		53,488	44,834	(674)		44,160

Loss from operations	(12,415)	9,733		(2,682)	(6,937)	674		(6,263)

Net loss	$(13,506)	$9,733	(e)	$(3,773)	$(6,621)	$674	(e)	$(5,947)

Diluted net loss per share	$(0.37)			$(0.10)	$(0.19)			$(0.17)

(a)	Expenses related to the Company's patent infringement litigation and related matters, consisting of $2.5 million.
(b)	Costs of $3.3 million associated with the Company's implementation of its new enterprise systems and other technology optimizations.
(c)	Transaction expenses of $2.4 million related to the Company's proposed acquisition of Avedro, Inc., consisting primarily of financial advisory fees, legal fees, accounting fees, and other costs.
(d)	Upfront payment associated with the execution of the licensing arrangement with Intratus, Inc.
(e)	Total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2019 and 2018.
(f)	Expenses related to the Company's patent infringement litigation and related matters.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts)

(Unaudited)

	Year-to-Date Q3 2019				Year-to-Date Q3 2018

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Operating expenses:
Selling,general and administrative	117,024	(15,957)	(a)(b)(c)	101,067	87,425	(2,601)	(f)	84,824
In-process research and development	3,745	(3,745)	(d)	—	—	—		—

Total operating expenses	169,046	(19,702)		149,344	124,144	(2,601)		121,543

Loss from operations	(20,595)	19,702		(893)	(14,899)	2,601		(12,298)

Net loss	$(21,157)	$19,702	(e)	$(1,455)	$(14,730)	$2,601	(e)	$(12,129)

Diluted net loss per share	$(0.58)			$(0.04)	$(0.42)			$(0.35)

(a)	Expenses related to the Company's patent infringement litigation and related matters, consisting of $6.3 million.
(b)	Costs of $7.3 million associated with the Company's implementation of its new enterprise systems and other technology optimizations.
(c)	Transaction expenses of $2.4 million related to the Company's proposed acquisition of Avedro, Inc., consisting primarily of financial advisory fees, legal fees, accounting fees, and other costs.
(d)	Consists of $2.2 million related to the purchase of certain DOSE assets and $1.5 million for the upfront payment associated with the execution of the licensing arrangement with Intratus, Inc.
(e)	Total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2019 and 2018.
(f)	Expenses related to the Company's patent infringement litigation and related matters.